UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

June 14, 2023 (June 13, 2023)

Date of Report (Date of earliest event reported)

ROPER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

1-12273	51-0263969
(Commission File Number)	(IRS Employer Identification No.)

6901 PROFESSIONAL PKWY, SUITE 200, SARASOTA, FLORIDA	34240
(Address of principal executive offices)	(Zip Code)

(941) 556-2601

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 Par Value	ROP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Roper Technologies, Inc. (the “Company”) 2023 Annual Meeting of Shareholders held on June 13, 2023, the Company’s shareholders approved an amendment to and restatement of the Company’s Restated Certificate of Incorporation, as described in Proposal 5 of the Company’s definitive Proxy Statement filed with the Securities and Exchange Commission on April 28, 2023 (the “Proxy Statement”), and which had previously been approved by the Company’s Board of Directors subject to shareholder approval. On June 13, 2023, the Company filed with the Secretary of State of the State of Delaware an Amended and Restated Certificate of Incorporation, the form of which was included as Appendix B to the Company’s definitive Proxy Statement.

A copy of the Amended and Restated Certificate of Incorporation is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference in this Item 5.03.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its 2023 Annual Meeting of Shareholders on June 13, 2023 in Sarasota, Florida (the “Annual Meeting”). A brief description of each of the proposals submitted to the shareholders and the vote results are set forth below. Each director nominee was elected and proposals 2, 4 and 5 were approved. With respect to proposal 3, the one-year option received a plurality of the votes cast.

Proposal 1: Election of directors.

Each of the director nominees identified below was elected at the Annual Meeting for a one-year term expiring at the Company’s 2024 Annual Meeting of Shareholders and until their successors have been duly elected and qualified.

	For	Against	Abstentions	Broker Non-Votes
Shellye L. Archambeau	89,067,942	2,751,984	243,335	4,707,928
Amy Woods Brinkley	89,873,287	1,946,678	243,296	4,707,928
Irene M. Esteves	90,295,100	1,520,284	247,877	4,707,928
L. Neil Hunn	91,063,102	754,600	245,559	4,707,928
Robert D. Johnson	88,601,981	3,216,465	244,815	4,707,928
Thomas P. Joyce, Jr.	90,426,242	1,392,871	244,148	4,707,928
Laura G. Thatcher	89,892,219	2,101,412	69,630	4,707,928
Richard F. Wallman	85,881,900	6,109,608	71,753	4,707,928
Christopher Wright	88,119,381	3,699,638	244,242	4,707,928

Proposal 2: A non-binding advisory vote to approve the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the related materials disclosed in the Company’s proxy statement.

For	Against	Abstentions	Broker Non-Votes
85,827,169	6,142,695	93,322	4,708,003

Proposal 3: A non-binding advisory vote to approve the frequency of the shareholder vote on the compensation of the Company’s named executive officers.

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
90,975,956	119,951	899,627	67,651	4,708,004

Accordingly, in light of this result and other factors considered by the Company’s Board of Directors (the “Board”), the Board determined that the Company will hold any future required shareholder votes on the compensation of the Company’s named executive officers annually until the next required shareholder vote on the frequency of future shareholder votes on the compensation of the Company’s named executive officers, which under existing SEC requirements will be no later than the Company’s 2029 Annual Meeting of Shareholders.

Proposal 4: Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023.

For	Against	Abstentions
92,476,607	4,193,885	100,697

Proposal 5: Approval of an amendment to and restatement of the Company’s Restated Certificate of Incorporation to permit the exculpation of officers.

For	Against	Abstentions	Broker Non-Votes
76,577,805	15,087,355	398,025	4,708,004

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

3.1	Roper Technologies, Inc. Amended and Restated Certificate of Incorporation effective as of June 13, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROPER TECHNOLOGIES, INC.
(Registrant)

Date: June 14, 2023	By:	/s/ John K. Stipancich
John K. Stipancich
Executive Vice President, General Counsel and Corporate Secretary